UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

3D SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34220 (Commission File Number)	95-4431352 (IRS Employer Identification No.)

333 Three D Systems Circle, Rock Hill, South Carolina	29730
(Address of Principal Executive Offices)	(Zip Code)

(803) 326-3900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, as described below under Item 5.07 of this Current Report on Form 8-K, the stockholders of 3D Systems Corporation (the “Company”) approved an amendment and restatement (the “Amendment and Restatement”) of the Company’s 2015 Incentive Plan (as amended and restated, the “Plan”). The Board of Directors of the Company previously adopted the Amendment and Restatement on February 15, 2022, subject to stockholder approval. The Amendment and Restatement (i) adds 6,935,000 new shares of common stock to the pool of shares available for awards and (ii) extends the term of the Plan until February 14, 2032.

The material terms of the Plan are described in “Proposal Three – Approval of the Amendment and Restatement of the 2015 Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2022, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 90,050,744 shares of common stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 69.08% of the total shares entitled to vote. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

As set forth below, the Company’s stockholders elected the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees for Election to Board of Directors
Malissia R. Clinton	68,490,156	996,045	151,272	20,413,271
William E. Curran	64,510,309	4,960,173	166,991	20,413,271
Claudia N. Drayton	67,519,321	1,970,815	147,337	20,413,271
Thomas W. Erickson	67,780,718	1,143,558	713,197	20,413,271
Dr. Jeffrey A. Graves	69,106,848	396,214	134,411	20,413,271
Jim D. Kever	68,195,973	1,271,863	169,637	20,413,271
Charles G. McClure, Jr.	68,963,690	515,084	158,699	20,413,271
Kevin S. Moore	63,803,714	5,664,534	169,225	20,413,271
Dr. Vasant Padmanabhan	69,023,426	420,472	193,575	20,413,271
Dr. John J. Tracy	69,050,735	419,099	167,639	20,413,271

Proposal Two:

As set forth below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,050,304	1,275,883	311,286	20,413,271

Proposal Three:

As set forth below, the Company’s stockholders approved the Amendment and Restatement of the Plan, which, among other things, increases the number of shares for issuance thereunder by 6,935,000 shares and extends the term of the Plan until February 14, 2032:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,329,960	2,052,998	254,515	20,413,271

Proposal Four:

As set forth below, the Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

Votes For	Votes Against	Abstentions
89,114,127	627,380	309,237

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated 2015 Incentive Plan of 3D Systems Corporation as approved by stockholders on May 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 26, 2022
	By:	/s/ Andrew M. Johnson
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary